Exhibit 10.1

Cadre Holdings, Inc.

EMPLOYEE STOCK PURCHASE PLAN

Article I.
PURPOSE

The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Entities in acquiring a stock ownership interest in the Company.

The Plan permits two types of Offerings: a Section 423 Offering and a Non-Section 423 Offering. It is the intention of the Company to have each Section 423 Offering qualify as an “employee stock purchase plan” under Section 423 of the Code and to have each Non-Section 423 Offering be exempt from the requirements of Section 409A of the Code. The provisions of the Plan with respect to any Section 423 Offering shall, accordingly, be construed and administered consistently with that intention. Except as otherwise provided in the Plan or determined by the Administrator, each Non-Section 423 Offering will operate and be administered in the same manner as any Section 423 Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate and whether the Offering is a Section 423 Offering or a Non-Section 423 Offering. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering.

Article II.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

2.1                  “Administrator” means the entity, group or person that conducts the general administration of the Plan as provided in Article XI.

2.2                  “Affiliate” means any Person, other than a Subsidiary, whether or not such Person now exists or is hereafter organized or acquired by the Company or an Affiliate, directly or indirectly, controlling, controlled by or under common control with the Company, whether by management authority, contract, equity interest or otherwise. “Control,” “Person” and other correlative terms will have the meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.

2.3                  “Applicable Law” means the requirements relating to the administration of equity incentive plans or employee stock purchase plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted or exercised.

2.4                  “Board” means the Board of Directors of the Company.

2.5                  “Cashless Participation Agreement” means a cashless participation agreement in such form as may be adopted or amended by the Administrator from time to time.

2.6                  “Cashless Participation Amount” means a loan provided by the Cashless Participation Provider to the Participant, pursuant to the Cashless Participation Agreement.

2.7                  “Cashless Participation Program” means the program described in Section 6.2.

2.8                  “Cashless Participation Program Documents” means the Cashless Participation Agreement, the Irrevocable Contract, and such other documents required for participation in the Cashless Participation Program.

2.9                  “Cashless Participation Provider” means the party identified in the Cashless Participation Agreement.

2.10              “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.11              “Common Stock” means the common stock, par value $0.0001 per share, of the Company and such other securities of the Company that may be substituted therefor.

2.12              “Company” means Cadre Holdings, Inc., a Delaware corporation, or any successor.

2.13              “Company’s 401(k) Savings Plan” means any cash or deferred plan within the meaning of Section 401(k) of the Code as may be sponsored by the Company and/or any Designated Entity.

2.14              “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator with respect to an Offering, as set forth in the Offering Documents, the gross cash compensation paid by the Company or any Designated Entity to such Eligible Employee as compensation for services to the Company or Designated Entity, including any commissions, cash incentive compensation, bonuses, prior-week adjustments, overtime payments, and cash compensation paid by the Company or Designated Entity in respect of periods of absence from work, and excluding any statutory disability pay and disability benefits, education or tuition reimbursements, car expenses, travel expenses, business and moving reimbursements, income received in connection with any compensatory equity awards, gifts and awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Entity for the Employee’s benefit under any employee benefit plan now or hereafter established. Compensation will not be reduced for any pre-tax or Roth post-tax contributions to the Company’s 401(k) Savings Plan, any salary reduction contributions to a cafeteria plan under section 125 of the Code, any elective amounts that are not includible in gross income under Code section 132(f)(4), and any contributions of such Eligible Employee to any deferred compensation maintained by the Company or any Designated Entity.

2.15                “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

2.16              “Designated Entity” means any Subsidiary or Affiliate that has been designated by the Administrator in its sole discretion as eligible to participate in an Offering under the Plan. For purposes of any Section 423 Offering, only the Company and its Subsidiaries may be Designated Entities, provided that a Subsidiary that is a Designated Entity under a Section 423 Offering may not simultaneously be a Designated Entity under a Non-Section 423 Offering. An Affiliate and/or Subsidiary will be designated by the Administrator in accordance with Section 11.2(b).

2.17              “Effective Date” means April 16, 2025, which is the date the Board approved the Plan.

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2.18              “Eligible Employee” means an Employee of the Company or a Designated Entity. Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (b) such Employee has not met a service or other eligibility requirements designated by the Administrator (which must in all events be less than two years); (c) such Employee’s customary employment is for twenty hours per week or less; (d) such Employee’s customary employment is for five months or less in any calendar year; (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion;, and/or (f) for a Non-Section 423 Offering, such Employee is within the definition of another category of excluded Employees as determined by the Administrator and set forth in the Offering Document; provided, that any exclusion in clauses (a), (b), (c), (d), or (e) shall be applied in an identical manner within any Offering for an Offering Period to all Employees. No Employee will be eligible for any Section 423 Offering if, immediately after any purchase rights under such Section 423 Offering are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Designated Entity. For purposes of this Section 2.18, the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding purchase rights under any Offering and options will be treated as stock owned by such Employee.

2.19              “Employee” means, unless otherwise determined by the Administrator with respect to an Offering, any individual who renders services to the Company or any Designated Entity and is classified by the Company or any Designated Entity as an employee, and who is an employee of the Company or any Designated Entity within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Entity and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period. For purposes of clarity, except to the extent required by Section 423 of the Code with respect to a Section 423 Offering, the term “Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Entity, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Entity who has entered into an independent contractor or consultant agreement with the Company or a Designated Entity; (iv) any individual performing services for the Company or a Designated Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Entity enters into for services; (v) any individual classified by the Company or a Designated Entity as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; and (vi) any leased employee. For purposes of any Section 423 Offering, no individual shall be an Employee unless such individual is an employee of the Company or any Designated Entity within the meaning of Section 423 of the Code.

2.20              “Enrollment Date” means, with respect to an Offering Period, the first Trading Day of such Offering Period.

2.21              “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

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2.22              “Irrevocable Contract” means an irrevocable enforceable contract in such form as may be adopted or amended by the Committee from time to time.

2.23              “Fair Market Value” means, as of any date, the value of Shares determined as follows: (a) if the Shares are listed on any established stock exchange, their Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, their Fair Market Value will be the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Shares, the Administrator will determine the Shares’ Fair Market Value in its discretion.

2.24              “Matching Percentage” has the meaning given to such term in Section 6.4.

2.25              “Matching Shares” has the meaning given to such term in Section 6.4.

2.26              “Non-Section 423 Offering” means an Offering under the component of the Plan that is not intended to qualify as an “employee stock purchase plan” under Code Section 423.

2.27              “Offering” means an offer by the Company under the Plan to Eligible Employees of the Company or a Designated Entity of a right to purchase Shares that may be exercised during an Offering Period, as further described in Article IV hereof.

2.28              “Offering Document” has the meaning given to such term in Section 4.1.

2.29              “Offering Period” has the meaning given to such term in Section 4.1.

2.30              “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.31              “Participant” means any Eligible Employee who been granted rights to purchase Shares pursuant to the Plan for the applicable Offering Period.

2.32              “Plan” means this Cadre Holdings, Inc. Employee Stock Purchase Plan, as amended from time to time.

2.33              “Purchase Date” means the last Trading Day of each Purchase Period, or such other date as determined by the Administrator and set forth in the Offering Document.

2.34              “Purchase Period” shall refer to one or more specified periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, if no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.35              “Purchase Price” means, unless otherwise determined by the Administrator with respect to an Offering, as set forth in the Offering Documents, 100% of the Fair Market Value of a Share on the last Trading Day preceding the Purchase Date; provided, however, that a Purchase Price as determined by the Administrator for an Offering shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower.

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2.36              “Section 423 Offering” means an Offering under the component of the Plan that is intended to qualify as an “employee stock purchase plan” under Code Section 423. For purposes of Section 423 Offerings, the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code.

2.37              “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.38              “Share” means a share of Common Stock.

2.39              “Subsidiary” means any corporation, other than the Company, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. For purposes of any Section 423 Offering, an entity shall be a Subsidiary only if such entity is a subsidiary within the meaning of Treasury Regulation Section 1.424-1(f)(2).

2.40              “Trading Day” means a day on which the national stock exchange in the United States on which the Shares are traded is open for trading.

Article III.
SHARES SUBJECT TO THE PLAN

3.1                  Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued or transferred pursuant to rights granted under the Plan shall be 1,000,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.

3.2                  Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.

Article IV.
Offering Periods; Offering Documents; Purchase Dates

4.1                  Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions specified in 4.2 applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator from time to time, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan. The Administrator may establish in each Offering Document one or more Purchase Periods within such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan may be partially or wholly concurrent and need not be identical.

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4.2                  Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)                the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)                the length of the Purchase Period(s) within the Offering Period, which period(s) shall not exceed twelve months;

(c)                the maximum contribution any Eligible Employee may make during a Purchase Period of a Non-Section 423 Offering shall be $7,500 in the absence of a contrary designation by the Administrator;

(d)                in connection with each Section 423 Offering that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period (if applicable), which, in the absence of a contrary designation by the Administrator, shall be 750 Shares, subject to the limitations described in Section 5.5 below;

(e)                in connection with each Section 423 Offering that does not contain more than one Purchase Period, the maximum number of Shares that may be purchased by any Eligible Employee during such Section 423 Offering, in the absence of a contrary designation by the Administrator, shall be 1,500 Shares, subject to the limitations described in Section 5.5 below;

(f)                 that each Purchase Period within an Offering Period must have an Enrollment Date that is the first Trading Day of the Offering Period;

(g)                whether the Offering for such Offering Period is intended to be a Section 423 Offering or a Non-Section 423 Offering; and

(h)                such other provisions as the Administrator determines are appropriate, subject to the Plan.

Article V.
ELIGIBILITY AND PARTICIPATION

5.1                  Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Entity on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, with respect to Section 423 Offerings, the limitations imposed by Section 423(b) of the Code.

5.2                  Enrollment in Plan.

(a)                Except as otherwise set forth herein or in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement (and Cashless Participation Program Documents if applicable) to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form, and in accordance with such procedure, as the Company provides.

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(b)                Each subscription agreement shall designate a whole percentage or a fixed dollar amount, as designated by the Administrator, of such Eligible Employee’s Compensation to be withheld from the Eligible Employee’s Compensation by the Company or the Designated Entity employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which maximum percentage shall be 10% in the absence of any such designation) as payroll deductions; and the fixed dollar amount of Compensation designated by an Eligible Employee may not be more than the maximum dollar amount specified by the Administrator in the applicable Offering Document; provided that, in no event shall the actual amount withheld on any payday hereunder exceed the net amount payable to the Eligible Employee on such payday after taxes and any other applicable deductions therefrom (and if amounts to be withheld hereunder would otherwise result in a negative payment to the Eligible Employee on such payday, the amount to be withheld hereunder shall instead be reduced by the least amount necessary to avoid a negative payment amount for the Eligible Employee on such payday, as determined by the Administrator). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)                Unless otherwise provided in the terms of an Offering Document, a Participant may increase or decrease the percentage or fixed amount of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions entirely, in any case, at any time during an Offering Period; provided, however, that the Administrator may limit or eliminate the type or number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, and unless provided otherwise in the Offering Document, a Participant shall be allowed to decrease (but not increase) or suspend his or her payroll deduction elections entirely, in either case, once during each Purchase Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period starting fourteen (14) days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). If a Participant suspends his or her payroll deductions during an Offering Period, such Participant’s cumulative unapplied payroll deductions prior to the suspension (if any) shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date. For clarity, if a Participant who suspends participation in an Offering Period ceases to be an Eligible Employee or he or she withdraws from participation in such Offering Period, in either case, prior to the Purchase Date next following his or her suspension of participation in the Offering Period, in any case, such Participant’s cumulative unapplied payroll deductions shall be returned to him or her in accordance with Article VII.

(d)                Except as otherwise set forth in herein or in an Offering Document or as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3                  Payroll Deductions. Except as otherwise provided herein or in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payday in the Offering Period and shall end on the last payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Each Participant’s payroll deductions under this Article V will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company and/or Designated Entity for the purpose of purchasing Shares pursuant to Article VI. Amounts credited to such bookkeeping account will not be credited with any interest or other earnings adjustments.

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5.4                  Effect of Enrollment5.5. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan, except as otherwise set forth in Section 7.1 below.

5.5                   Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. For purposes of Section 423 Offerings, this limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6                  Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date (but no later than thirty (30) days thereafter).

5.7                  Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, unless otherwise set forth in the terms of an Offering Document, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to the Participant’s authorized payroll deduction, notwithstanding Section 5.2(d) above.

Article VI.
grant and Exercise of rights

6.1                  Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier or (i) the last Purchase Date of an Offering Period, (ii) the last day of the Offering Period, or (iii) the date on which the Participant withdraws from the Plan in accordance with Section 7.1 or Section 7.3.

6.2                 Cashless Participation Program. If the Company determines that a Cashless Participation Program will be offered for an Offering Period, an Eligible Employee may become a participant in the Cashless Participation Program by completing and submitting to the Company, the Administrator, or the Cashless Participation Provider, the Cashless Participation Program Documents, which shall contain terms and conditions of the Eligible Employee’s participation in the Cashless Participation Program, including, without limitation, the level of participation, sale price, loan terms, interest and repayment provisions. Such Cashless Participation Program Documents shall be delivered to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company, the Administrator, or the Cashless Participation Provider provides. The aggregate outstanding principal amount of any loan to a Participant under the Cashless Participation Program will be equal to the difference between the Participant’s selected payroll contribution rate pursuant to Section 5.2 and the maximum allowable contribution rate under the Plan for such Offering Period pursuant to Section 4.2, but not in excess of any loan limit imposed by the Administrator. Participation in the Cashless Participation Program is available to all Eligible Employees other than employees who are subject to the disclosure requirements of Section 16(a) of the Exchange Act, unless prohibited by Applicable Law or unless the Administrator determines otherwise in accordance with Applicable Law. A Participant must contribute a minimum of one percent (1%) of Compensation (or such higher amount as the Administrator may specify) to be able to participate in the Cashless Participation Program.

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6.3                  Exercise of Rights. On each Purchase Date, the accumulated payroll deductions in each Participant’s account and any other additional payments specifically provided for herein (including proceeds from the Cashless Participation Program) or in the applicable Offering Document will be applied to the purchase of whole Shares, up to the number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to the Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period, unless the Participant has suspended payroll deductions, withdrawn form the Plan or is otherwise ineligible to participate in the Plan, in which case such cash shall be paid to such Participant in one lump sum as soon as reasonably practicable after the Purchase Date (but no later than thirty (30) days thereafter). Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.4                  Company Match. The Administrator may determine that on a Purchase Date, subject to the Participant being an Eligible Employee on such Purchase Date, the Company shall grant to each Participant a number of Shares with a Fair Market Value on the Purchase Date equal to a percentage (the “Matching Percentage”) of the aggregate Purchase Price paid to exercise the Participant’s right to purchase Shares on such Purchase Date (the “Matching Shares”). The Matching Percentage for each Purchase Period shall be fifteen percent (15%) or such lower or higher percentage, not to exceed twenty-five percent (25%), as the Administrator may specify in an Offering Document at least ten (10) days prior to the Enrollment Date of the first Offering Period governed by such Offering Document. Unless the Administrator determines otherwise in an Offering Document, the number of Matching Shares shall be rounded down to the nearest whole Shares, and any amount attributable to fractional Shares eliminated by rounding will be forfeited. The Matching Shares shall be deemed issued in consideration for the Participant’s services to the Company and its Subsidiaries during the Purchase Period.

6.5                  Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant without interest in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.

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6.6                  Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s (or a Designated Entity’s) obligation to withhold, collect or account for federal, state, local, foreign or other income taxes, employment taxes, social insurance, payroll taxes, national insurance contributions and other contributions, payment on account obligations or other amounts (the “Taxes”), if any, that arise upon the grant or exercise of any purchase right under the Plan or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares to be received pursuant to the Plan the amount necessary for the Company (or a Designated Entity) to meet applicable obligations with respect to Taxes, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant, if applicable.

6.7                  Conditions to Issuance of 6.8Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of purchase rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state, federal or foreign law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold with respect to Taxes, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

6.6       Vesting. A Participant’s interest in the Shares purchased under the Plan shall be immediately vested and nonforfeitable in full upon issuance.

Article VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1                  Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her purchase rights under the Plan at any time by giving written notice to the Company in a form and in accordance with a procedure acceptable to the Company no later than fourteen (14) days prior to the end of the then-applicable Purchase Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during such Purchase Period and not yet used to exercise purchase rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal (but no later than forty-five (45) days following receipt of such notice), such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period (including by virtue of a suspension as described in Section 5.2(c) above), payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement by the applicable enrollment deadline for any such subsequent Offering Period, as determined by the Administrator.

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7.2                  Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Entity or in any subsequent Offering Period that commences on or after the Participant’s withdrawal from any Offering Period, subject to the terms of such similar plan or subsequent Offering.

7.3                  Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the Participant’s Designated Beneficiary, as soon as reasonably practicable (but no later than thirty days following such Participant’s cessation as an Eligible Employee), and such Participant’s rights for the Offering Period shall be automatically terminated. For clarity, if a Participant transfers employment from the Company or any Designated Entity participating in the Plan to any Subsidiary that is not participating in the Plan or otherwise becomes ineligible to participate, then, in any case, such transfer or ineligibility shall be treated as a termination of employment under the Plan and the Participant shall be deemed to have withdrawn from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the Participant’s Designated Beneficiary, as soon as reasonably practicable (but no later than thirty days following such Participant’s transfer of employment), and such Participant’s participation in the Offering Period shall be automatically terminated.

Article VIII.
Adjustments upon Changes in SHARES

8.1                  Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), stock split, change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the kind, class and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2                  Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

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(a)                To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)                To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)                To make adjustments in the number, kind and class of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)                To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)                To provide that all outstanding rights shall terminate without being exercised.

8.3                  No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of applicable law.

8.4                  No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

Article IX.
Amendment, modification and termination

9.1                  Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII) or as may otherwise be required under Section 423 of the Code with respect to Section 423 Offerings or as may otherwise be required by applicable stock exchange requirements.

9.2                  Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and to the extent permitted by applicable law, including, with respect to a Section 423 Offering, Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

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9.3                  Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)                altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)                shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action;

(c)                allocating Shares; and

(d)                such other changes and modifications as deemed necessary or appropriate by the Administrator.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4                  Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination (but no later than 30 days thereafter), without any interest thereon, or if the Administrator so determines, the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

Article X.
TERM OF PLAN

The Plan become effective on the Effective Date, subject to approval by the shareholders of the Company, which date shall be within the twelve months after the date the Plan is approved by the Board. The Plan shall continue until the first to occur of (i) the date the Plan is terminated by the Administrator in accordance with Section 9.1, (ii) no remaining Shares remain available for purchase, or (iii) ten (10) years from the date of adoption by the Board. The effectiveness of the Plan shall be subject to approval of the Plan by the Company’s stockholders within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

Article XI.
ADMINISTRATION

11.1              Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or any other committee or subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Compensation Committee or any other committee or subcommittee any other authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

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11.2              Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)                To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)                To designate from time to time which Affiliates or Subsidiaries of the Company shall be Designated Entities, which designation may be made without the approval of the stockholders of the Company.

(c)                To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.

(d)                To adopt rules, procedures or sub-plans or different terms as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from purchase rights granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

(e)                To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(f)                 To amend, suspend or terminate the Plan as provided in Article IX.

(g)                Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the component of the Plan relating to Section 423 Offerings be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.3              Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.4 Corrections and Administrative Procedures. Notwithstanding anything in the Plan to the contrary, the Board or the Administrator will be entitled to: (i) permit payroll deductions in excess of the amount designated by a Participant in order to adjust for mistakes in the processing of properly completed payroll reduction elections; (ii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation; (iii) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any Offering to enable the purchase rights to qualify under and/or comply with Section 423 of the Code; and (iv) establish other limitations or procedures as the Board or the Administrator determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board or the Administrator pursuant to this Section 11.4 will not be considered to alter or impair any purchase rights granted under an Offering as they are part of the initial terms of each Offering and the purchase rights granted under each Offering.

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Article XII.
MISCELLANEOUS

12.1              Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Law of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except in the case of a Participant’s death, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2              Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, no Participant or Designated Beneficiary shall be deemed to be a stockholder of the Company, and no Participant or Designated Beneficiary shall have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Designated Beneficiary following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3              Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4              Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.5              Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under any particular Offering under the Plan, to the extent necessary for any Section 423 Offering to comply with Section 423 of the Code, and for any Section 423 Offering or Non- Section 423 Offering to comply with Applicable Law. With respect to Section 423 Offerings, any provision of the Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.6              Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.7              Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.8              No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment or service (or to remain in the employ or service) with the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment or service of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.9              Notice of Disposition of Shares. This Section 12.9 shall apply only to Shares purchased pursuant to Section 423 Offerings. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer. At the Company’s request, Participants will be required to provide the Company with any information reasonably required for tax reporting purposes.

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12.10           Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, Designated Beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Offering Period, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary.  The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

12.11           Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

12.12           Titles and Headings.  The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

12.13           Conformity to Securities Laws.  Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law.  Notwithstanding anything herein to the contrary, the Plan and all Offering Periods will be administered only in conformance with Applicable Law.  To the extent Applicable Law permit, the Plan and all Offering Periods will be deemed amended as necessary to conform to Applicable Law.

12.14           Relationship to Other Benefits.  No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

12.15           Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

12.16           Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

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12.18       Section 409A. The Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code and the U.S. Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom. Notwithstanding any other provision of the Plan, none of the Company or any of its Parents or Subsidiaries, or any of their officers, directors, employees or agents, including the Administrator, shall be liable to any Eligible Employee, Participant or Designated Beneficiary if the Plan does not comply with, or is not exempt from, Section 409A of the Code.

12.19       Plan Not Subject to ERISA. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

12.20       No Guarantee of Tax Treatment. Although the Company may endeavor to qualify a purchase right under the Plan for special tax treatment under the laws of the United States or jurisdictions outside the United States, or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan.

* * * * *

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EXHIBIT FOR PARTICIPANTS OUTSIDE THE UNITED STATES

This Exhibit sets forth additional terms and conditions applicable to Participants who work or reside outside the United States. These terms and conditions govern a Participant’s participation in the Cadre Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) and form part of the Plan enrollment form. Capitalized terms not defined herein shall have the meanings set forth in the Plan and/or the Offering Documents. By participating in the Plan, a Participant agrees to the terms and conditions of this Exhibit, the enrollment form, and the Plan.

This Exhibit is based on laws in effect as of April 2025. Such laws are complex, change frequently, and may be out of date when a Participant purchases or sells Shares. The Company is not in a position to assure any particular result, and Participants should seek appropriate professional advice regarding their individual situations before taking action under the Plan.

ADDITIONAL PROVISIONS APPLICABLE TO ALL PARTICIPANTS

Securities Law Notice. Unless otherwise noted, neither the Company nor the Shares are registered outside the United States, and Plan documents do not constitute an offering of securities outside the United States. The issuance of securities described in Plan-related documents is not intended for public offering or circulation in a Participant’s jurisdiction.

Foreign Exchange Restrictions. Unless otherwise permitted by the Company, any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require a Participant to provide certain information regarding the transaction. Participants understand that the future value of the Shares is unknown and may decrease in value, even below the Purchase Price. Neither the Company nor any Designated Entity is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection of an applicable foreign currency exchange rate that may affect the value of a Participant’s Plan participation.

Conversion of Payroll Deductions. If a Participant’s payroll deductions are made in any currency other than US dollars, such amounts will be converted to US dollars prior to the Purchase Date using a prevailing exchange rate in effect at the time of conversion, as determined by the Administrator. The Participant bears all risks associated with the exchange or fluctuation of currency in connection with Plan participation, including the purchase and sale of Shares (the “Currency Exchange Risk”). The Participant waives and releases the Company from any potential claims arising out of the Currency Exchange Risk.

Tax Obligations. A Participant’s participation in the Plan may be subject to Taxes that may arise upon the offer of purchase rights; the purchase, ownership or disposition of Shares; the receipt of dividends (if any); or otherwise in connection with the Plan or the Shares. As a condition to enrollment in the Plan and the purchase of Shares, the Participant agrees to make adequate provision for, and indemnify the Company and any Designated Entity for, any such Taxes, whether by withholding (from payroll or any payment of any kind otherwise due to the Participant), direct payment to the Company, or otherwise as determined by the Company in its discretion.

Regardless of any action the Company or any Designated Entity takes with respect to any Taxes, the Participant acknowledges that the ultimate liability for all Taxes is and remains the Participant’s responsibility and may exceed any amount actually withheld by the Company or any Designated Entity. The Participant also acknowledges and agrees that the Participant is responsible for filing all relevant documentation required in relation to Plan participation and any Shares purchased, including personal income tax returns or reporting statements. The Company makes no representations regarding tax treatment and does not commit to structure the Plan to reduce or eliminate a Participant's tax liability.

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Data Privacy. Each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data (“Personal Data”) by and among the Company, any Designated Entity, and third parties as necessary for implementing, administering, and managing the Participant's participation in the Plan.

Personal Data may include the Participant’s name, home address, email address, telephone number, date of birth, social insurance or identification number, salary, nationality, job title, any Shares held in the Company, and details of all purchase rights or any other entitlements to Shares. A Participant’s Personal Data may be transferred to brokers, stock plan administrators, and other service providers that assist with the implementation, administration, and management of the Plan.

Participants understand that these recipients may be located in countries with different data privacy laws and protections than the Participant’s country. By participating in the Plan, the Participant authorizes the recipients to receive, possess, use, retain, and transfer Personal Data, in electronic or other form, for Plan administration purposes.

Communications. The Company may deliver documents related to current or future participation in the Plan electronically. By enrolling in the Plan, a Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online system established and maintained by the Company or a third party, including the use of electronic signatures or click-through acceptance of terms and conditions. If a Participant receives Plan documents in a language other than English, the English language documents will prevail in case of any ambiguities or divergences resulting from translation.

No Acquired Rights. The Plan is discretionary in nature and may be modified, suspended, or terminated at any time. Participation is voluntary, and the Plan and Shares do not constitute regular compensation or create any right to future participation. The Plan and Shares are extraordinary items outside the scope of employment contracts and not part of normal compensation for any purpose, including severance calculations.

Other Requirements. The Company retains sole discretion to determine when to undertake regulatory registrations, filings, or other administrative steps for legal compliance. The Company may impose additional requirements on Plan participation as necessary to comply with applicable laws. Each Participant may be required to sign additional agreements or undertakings and acknowledges that local securities, exchange control, tax, and other laws may restrict participation or require additional procedural or regulatory steps that the Participant is responsible for fulfilling. If a Participant becomes subject to the laws or policies of another jurisdiction, additional country-specific terms may apply.

COUNTRY-SPECIFIC PROVISIONS

CANADA

Language Consent for Quebec Participants. Participants in Quebec agree to receive Plan documents in English. Je conviens que le présent accord de quittance soit rédigé en anglais. French translations are available upon request.

Sale of Shares. Canadian Participants may sell Shares only through the designated broker and outside of Canada through a foreign stock exchange.

Securities Law Information. Shares acquired under the Plan are offered pursuant to exemptions from the prospectus requirements of applicable Canadian provincial securities laws. Resale restrictions may apply under provincial securities laws.

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FRANCE

Securities Law Information. The Plan is offered to Participants in France in reliance on an exemption from the requirement to publish a prospectus under the EU Prospectus Regulation 2017/1129.

Language Consent. By participating in the Plan, the Participant confirms having read and understood the Plan documents, which were provided in English. The Participant accepts the terms of these documents accordingly.

Consentement Relatif à la Langue. En participant au Plan, le Participant confirme avoir lu et compris les documents relatifs au Plan qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

GERMANY

Securities Law Information. The Plan is offered to Participants in Germany in reliance on an exemption from the requirement to publish a prospectus under the EU Prospectus Regulation 2017/1129.

Exchange Control Information. Cross-border payments in excess of €50,000 in connection with the sale of securities must be reported monthly to the German Federal Bank (Bundesbank).

ITALY	Securities Law Information. The Plan is offered to Participants in Italy in reliance on an exemption from the requirement to publish a prospectus under the EU Prospectus Regulation 2017/1129.
LITHUANIA	Securities Law Information. The Plan is offered to Participants in Lithuania in reliance on an exemption from the requirement to publish a prospectus under the EU Prospectus Regulation 2017/1129.
MEXICO	There are no country-specific provisions.
UNITED KINGDOM	Securities Law Information. The Plan is offered to Participants in the United Kingdom in reliance on an exemption from the requirement to publish a prospectus under the UK Prospectus Regulation.

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